                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM  8 - K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 30, 1998



                        Allin Communications Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State of Other Jurisdiction of Incorporation)



         0-21395                                       21-1795265
 (Commission File Number)                   (IRS Employer Identification No.)



400 Greentree Commons, 381 Mansfield Avenue
          Pittsburgh, Pennsylvania                              15220-2751
(Address of Principal Executive Offices)                        (Zip Code)


                                 (412) 928-8800
              (Registrant's Telephone Number, Including Area Code)

     Statements contained in this report that utilize terms such as expects or anticipates are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbors created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that they will prove to be accurate. Factors which could cause actual results to differ include the Company's limited operating history, the effect of recent losses and accumulated deficit, limitations on the Company's ability to implement its acquisition strategy, dependence on key personnel, the need for management of growth and competitive market conditions. These are representative of factors which could affect the outcome of the forward looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. The Company undertakes no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Item 2.  Acquisition or Disposition of Assets

The SportsWave, Inc. Disposition

     On September 30, 1998 (the "Closing Date"), Allin Communications Corporation (the "Company") sold all of the issued and outstanding capital stock of SportsWave, Inc. ("SportsWave"), a Pennsylvania corporation, to Lighthouse Holdings, Inc., a Delaware corporation ("Lighthouse"), pursuant to the terms of a Stock Purchase Agreement (the "SportsWave Stock Purchase Agreement") between the Company and Lighthouse. SportsWave provides sports marketing and promotion services including promotions and premiums, corporate incentive programs, event marketing, licensing and memorabilia. The Company's marketing strategy is now focused on providing technology consulting and development services specializing in Windows NT-based software development, engineering, and network integration services. The sports marketing business conducted by SportsWave was no longer consistent with the Company's strategic focus, which resulted in the Company's efforts to dispose of the sports marketing segment of its business. The Company utilized the majority of the proceeds from the sale of SportsWave to repay a portion of notes payable related to its August 1998 acquisition of KCS Computer Services, Inc., which provides information technology consulting and development services. See Payment of Note Payable Related to Acquisition of KCS Computer Services, Inc. below under Item 5. Other Events.

     The SportsWave Stock Purchase Agreement provides for the payment by Lighthouse to the Company of $3,443,512. The sale proceeds are based on a purchase price of $3,500,000, as determined by negotiation between the Company and Lighthouse, less an estimated unearned revenue adjustment, as discussed below, of $56,488 related to certain sports marketing programs to be completed subsequent to the sale of SportsWave. Sale proceeds consisted of:

(a) $2,943,512 in cash as of the closing of the sale of SportsWave. Such funds were received by the Company on October 1, 1998. See Payment of Note Payable Related to Acquisition of KCS Computer Services, Inc. below under
     Item 5.  Other Events.
(b) A promissory note in the principal amount of $500,000 bearing interest at the rate of 8.5% per annum, with principal and interest due and payable on December 31, 1998.

     The unearned revenue adjustment, for the applicable programs, compares program cash receipts as of September 30, 1998 in proportion to total contract amounts to program cash disbursements as of that date in proportion to total estimated program cost of sales. The estimated adjustment equaled the difference in percentages between the receipts and disbursements ratios, times the sum of the contract amounts of the applicable programs. The estimated adjustment resulted in a reduction to the purchase price since the receipts ratio was in excess of the disbursements ratio. The Company is required to submit a final calculation of the unearned revenue adjustment within ninety days of Closing Date. Within ten days of submission of the final schedule, subject to a specified resolution process in the event of disagreement, the Company or Lighthouse, as applicable, is required to remit to the other party any amount due on account of a difference between the estimated and final unearned revenue adjustment.

     The Chief Executive Officer of Lighthouse is Terence M. Graunke, who was a beneficial owner of greater than five percent of the Company's common stock as of March 17, 1998. To the best of the Company's knowledge, Mr. Graunke is no longer a beneficial owner of greater than five percent of the Company's common stock.

Settlement of Contingent Liability Related to the Company's Acquisition of SportsWave

       The Company acquired all of the issued and outstanding shares of capital stock of SportsWave on November 6, 1996 pursuant to a Stock Purchase agreement by and among the Company, International Sports Marketing, Inc. (former name of SportsWave), and the former shareholders of SportsWave, Henry Posner, Jr.,

Thomas D. Wright, Michael J. Fetchko, James C. Roddey, Richard W. Talarico, and John F. Hensler. In addition to a cash payment at the time of acquisition of $2,400,000, the agreement for the Company's acquisition of SportsWave included provisions for contingent earn-out payments up to a maximum of an additional $2,400,000. An interim contingent payment was to have been made in an amount equal to the amount by which six times the sum of SportsWave's operating income (as defined in the Agreement) for 1997 and 1998 divided by three exceeded $2,400,000. A final payment was to have been made in an amount equal to the amount by which six times the sum of SportsWave's operating income for 1997, 1998 and 1999 divided by three exceeded the sum of $2,400,000 plus any interim payment made. For purposes of the agreement, SportsWave had operating income of approximately $579,000 for 1997 and $292,000 during the six months ended June 30, 1998.

       In order to facilitate the sale of SportsWave to Lighthouse, the Company and the former shareholders of SportsWave agreed to a settlement of any contingent liability related to the earn-out provisions of the original stock purchase agreement. On October 6, 1998, the Company made aggregate payments of $600,000 to the former SportsWave shareholders in full settlement of any claims to interim or final earn-out payments that may have been due in the future.

       The former shareholders of SportsWave include several persons related to the Company. Henry Posner, Jr. is a beneficial owner of greater than five percent of the Company's common stock. James C. Roddey is a director of the Company. Richard W. Talarico is Chairman of the Board of Directors and Chief Executive Officer of the Company.

Transition Services Agreement

       In connection with the SportsWave Stock Purchase Agreement, the Company and SportsWave executed a Transition Services Agreement, which provides for the Company to continue to provide certain accounting and administrative services to SportsWave subsequent to the sale of its stock to Lighthouse. The Company is required to continue to provide accounting services including accounts receivable, accounts payable, payroll and general ledger preparation. The Company is also required to provide administrative services including employee benefits management, clerical support, computer systems support and use of certain office equipment. SportsWave's employees will continue to utilize a portion of the Company's office space while the agreement is in effect.

     The Transition Services Agreement will be in effect for an initial term from October 1, 1998 to December 31, 1998, unless Lighthouse elects to terminate the agreement earlier upon seven days prior notice. Subsequent to December 31, 1998, services will be provided on a month-to-month basis, but services will be terminable by either party on thirty days prior notice.

     SportsWave is required to pay the Company $5,000 per month during the period October to December 1998 for the accounting and administrative services to be provided under this agreement. There will be no occupancy charge for usage of the Company's office space during this time period. If the Transition Services Agreement remains in effect subsequent to December 31, 1998, SportsWave will be required to pay the Company $10,000 per month for accounting and administrative services and $4,500 per month for occupancy charges.

Item 5.  Other Events


S&T Bank Loan and Security Agreement

       On October 1, 1998, the Company and S&T Bank, a Pennsylvania banking association, entered into a Loan and Security Agreement (the "S&T Loan Agreement"), under which S&T Bank has agreed to extend the Company a revolving credit loan. The maximum borrowing availability under the S&T Loan Agreement is the lesser of $5,000,000 or eighty-five percent of the aggregate gross amount of trade accounts receivable aged sixty days or less from the date of invoice. Accounts receivable qualifying for inclusion in the borrowing base will be net of any prepayments, progress payments, deposits or retention and must not be subject to any prior assignment, claim, lien, or security interest. The expiration date of the S&T Loan Agreement is September 30, 1999.

       Borrowings may be made under the S&T Loan Agreement for general working capital purposes, and to repay a portion of certain indebtedness incurred by the Company in connection with its acquisition of KCS Computer Services, Inc. in August 1998. On October 2, 1998, the Company borrowed $1,000,000 under the S&T Loan Agreement, which was used to repay a portion of the outstanding acquisition related debt. See Payment of Note Payable Related to Acquisition of KCS Computer Services, Inc. below.

       Loans made under the S&T Loan Agreement bear interest at the bank's prime interest rate plus one percent. The applicable interest rate shall increase or decease from time to time as S&T Bank's prime rate changes. Interest payments due on any outstanding loan balances are to be made monthly on the first day of the month. The principal will be due at maturity, although any outstanding principal balances may be repaid in whole or part at any time without penalty.

       The S&T Loan Agreement includes provisions granting S&T Bank a security interest in certain assets of the Company including the accounts receivable, equipment, lease rights for real property, and inventory of the Company and its subsidiaries. The Company and its subsidiaries, except for Kent Consulting Group, Inc. and Allin Holdings Corporation, are required to maintain depository accounts with S&T Bank, in which accounts the bank will have a collateral interest.

       The S&T Loan Agreement includes various covenants relating to various matters affecting the Company including insurance coverage, financial accounting practices, audit rights, prohibited transactions, dividends and stock purchases, which are disclosed in their entirety in the text of the S&T Loan Agreement attached as an exhibit to this Report on Form 8-K. The covenant concerning dividends and purchases of stock prohibits the Company from declaring or paying cash dividends or redeeming, purchasing or otherwise acquiring outstanding shares of any class of the Company's stock, except for dividends payable in the ordinary course of business on the Company's Series B preferred shares or such distributions made from time to time to compensate the Company's shareholders for income taxes attributed to them with respect to the Company's financial performance. The covenants also include a cash flow to interest ratio of not less than 1.0 to 1.0. Cash flow is defined as operating income before depreciation, amortization and interest. The S&T Loan Agreement also includes reporting requirements regarding annual and monthly financial reports, accounts receivable and payable statements, weekly borrowing base certificates and audit reports.



Payment of Note Payable Related to Acquistion of KCS Computer Services, Inc.

       On October 2, 1998, the Company paid in full an outstanding secured promissory note payable to James S. Kelly, Jr. in the principal amount of $6,200,000 plus accrued interest of $43,126. The note payable was a component of the purchase consideration for the Company's acquisition of KCS Computer Services, Inc. in August 1998. The sources of funds for repayment of the promissory note were $2,843,512 from proceeds received for the

Company's sale of SportsWave, $1,000,000 borrowed under a loan agreement with S&T Bank, and $2,399,614 from the Company's working capital.

Item 7.  Financial Statements and Exhibits


(a)  Pro Forma Financial Information

(b)  Exhibits

     2.1 Stock Purchase Agreement dated as of September 30, 1998 by and between Allin Communications Corporation and Lighthouse Holdings, Inc.

     4 Loan and Security Agreement dated as of October 1, 1998 by and between Allin Communications Corporation and S&T Bank, a Pennsylvania banking association

     10.1 Transition Services Agreement dated as of September 30, 1998 by and between Allin Communications Corporation and SportsWave, Inc.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Pro Forma Condensed Consolidated Financial Statements of Allin Communications Corporation (the "Company") are based on its historical financial statements, adjusted to give effect to the sale of its wholly-owned subsidiary, SportsWave, Inc. ("SportsWave"). The Pro Forma Condensed Consolidated Financial Statements of Operations for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1998 assume that such divestiture had occurred on November 6, 1996, which was the date of the
Company's acquisition of SportsWave.   The Pro Forma Condensed Consolidated
Financial Statements reflect the estimated gain on disposal of SportsWave as gain realized on disposal of a segment since SportsWave's operations comprised the entirety of the Company's sports marketing business. A pro forma statement of operations is not presented for the third complete fiscal year prior to disposal, however, because the Company did not own SportsWave during 1995.

     The following Pro Forma Condensed Consolidated Financial Statements of the Company do not give effect to the Company's August 1998 purchase of KCS Computer Services, Inc., since the acquisition occurred subsequent to the periods presented.

     The pro forma condensed consolidated financial information reflects certain assumptions described above and in Notes to Pro Forma Condensed Consolidated Financial Statements of Operations below. The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the divestiture of SportsWave had occurred on the assumed date, as specified above, or to project the Company's financial condition or results of operations for any future period.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                  (Unaudited)

                             (Dollars in thousands)


                                                              Consolidated
                                                                 Allin
                                                             Communications         Pro Forma                      Pro Forma
                                                              Corporation          Adjustments                    Consolidated
                                                             --------------      ---------------                 --------------
ASSETS:
Current Assets:
       Cash and cash equivalents                           $          5,111    $          2,944      (1)       $          8,055
       Accounts receivable                                            2,594                (982)     (2)                  1,612
       Notes receivable                                                                     500      (1)                    500
       Inventory                                                      1,858                                               1,858
       Prepaid Expenses                                                 337                (162)     (2)                    175
                                                           ----------------                                    ----------------
                    Total current assets                              9,900                                              12,200

Property and equipment, net                                           4,635                 (70)     (2)                  4,565
Other assets                                                          4,303              (2,022)     (2)                  2,281
                                                           ----------------                                    ----------------

Total assets                                               $         18,838                                    $         19,046
                                                           ================                                    ================


LIABILITIES AND SHAREHOLDERS' EQUITY:
       Notes and accounts payable                          $            679    $            522      (2)(4)    $          1,201
       Accrued liabilities                                            1,349                 (98)     (2)                  1,251
       Current portion of deferred revenue                              905                (724)     (2)                    181
                                                           ----------------                                    ----------------
                    Total current liabilities                         2,933                                               2,633

Non-current portion of deferred revenue                                 424                (424)     (2)                      -

Series A convertible, redeemable preferred stock                      2,500                                               2,500

Shareholder's equity                                                 12,981                 932      (3)                 13,913
                                                           ----------------                                    ----------------

Total liabilities and shareholders' equity                 $         18,838                                    $         19,046
                                                           ================                                    ================


The accompanying notes are an integral part of these financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (Unaudited)

                 (Dollars in thousands, except per share data)


                                                      Consolidated
                                                          Allin
                                                     Communications               Pro Forma                           Pro Forma
                                                       Corporation               Adjustments                        Consolidated
                                                   -------------------       -------------------                 -------------------


Revenue                                          $              1,344      $               (233)       (1)     $              1,111

Cost of sales                                                     818                      (173)       (1)                      645
                                                 --------------------                                          --------------------

Gross profit                                                      526                                                           466

Selling, general & administrative                               8,049                      (216)       (1)                    7,833
                                                 --------------------                                          --------------------

Loss from operations                                           (7,523)                                                       (7,367)


Interest expense (income), net                                    797                       (20)   (1) (3)                      777
                                                 --------------------                                          --------------------

Loss before income tax expense                                 (8,320)                                                       (8,144)


Income tax expense                                                 27                        (5)       (1)                       22
                                                 --------------------                                          --------------------

Loss before disposal of segment                                (8,347)                                                       (8,166)


Gain on disposal of segment                                         -                       713        (2)                      713
                                                 --------------------                                          --------------------

Net loss                                         $             (8,347)                                         $             (7,453)

                                                 ====================                                          ====================

Net loss per common share - basic and diluted    $              (2.94)                                         $              (2.63)

                                                 --------------------                                          --------------------

Weighted average shares outstanding - basic
        and diluted                                         2,834,565                                                     2,834,565
                                                 --------------------                                          --------------------


The accompanying notes are an integral part of these financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (Unaudited)

                 (Dollars in thousands, except per share data)



                                                     Consolidated
                                                        Allin
                                                    Communications               Pro Forma                   Pro Forma
                                                     Corporation                Adjustments                 Consolidated
                                                 --------------------       --------------------        --------------------

Revenue                                        $              13,187         $       (3,590)   (1)       $             9,597

Cost of sales                                                  8,103                 (2,115)   (1)                     5,988
                                               ---------------------                                    ---------------------

Gross profit                                                   5,084                                                   3,609

Selling, general & administrative                             16,164                 (1,647)   (1)                    14,517
                                               ---------------------                                    ---------------------

Loss from operations                                         (11,080)                                                (10,908)

Interest expense (income), net                                  (425)                  (172)   (1) (3)                  (597)
                                               ---------------------                                    ---------------------

Loss before income tax expense                               (10,655)                                                (10,311)

Income tax expense                                                48                           (3) (1)                    45
                                               ---------------------                                    ---------------------

Net loss                                       $             (10,703)                                    $           (10,356)
                                               =====================                                    =====================

Net loss per common share - basic
        and diluted                            $               (2.08)                                    $             (2.01)
                                               ---------------------                                    ---------------------

Weighted average shares outstanding - basic
        and diluted                                        5,157,399                                               5,157,399
                                               ---------------------                                    ---------------------


The accompanying notes are an integral part of these financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (Unaudited)

                 (Dollars in thousands, except per share data)


                                             Consolidated
                                                 Allin
                                            Communications               Pro Forma                           Pro Forma
                                              Corporation               Adjustments                         Consolidated
                                          -------------------       -------------------                 --------------------

Revenue                                 $              7,089      $             (2,061)       (1)     $               5,028

Cost of sales                                          3,603                    (1,191)       (1)                     2,412
                                        --------------------                                          ---------------------

Gross profit                                           3,486                                                          2,616

Selling, general & administrative                      6,079                      (599)       (1)                     5,480
                                        --------------------                                          ---------------------

Loss from operations                                  (2,593)                                                        (2,864)

Interest expense (income), net                          (121)                      (86)   (1) (3)                      (207)
                                        --------------------                                          ---------------------

Loss before income tax expense                        (2,472)                                                        (2,657)

Income tax expense                                         6                                                              6
                                        --------------------                                          ---------------------

Net loss                                $             (2,478)                                         $              (2,663)
                                        ====================                                          =====================

Net loss per common share - basic and   $              (0.48)                                         $               (0.52)
        diluted                         --------------------                                          ---------------------

Weighted average shares outstanding -
        and diluted                                5,157,399                                                      5,157,399
                                        --------------------                                          ---------------------


The accompanying notes are an integral part of these financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)


The pro forma adjustments to the condensed consolidated balance sheets are as follows:

(1) To record the sale proceeds received from Lighthouse Holdings, Inc. ("Lighthouse") for all of the issued and outstanding shares of SportsWave as if the proceeds had been received as of June 30, 1998. Proceeds include receipt of cash in the amount of $2,944 and a note receivable in the amount of $500.

(2) To remove the assets and liabilities of SportsWave, as of June 30, 1998, which were included in the Company's consolidated balance sheet as of that date, but which are assumed to be transferred to Lighthouse. Assets assumed transferred to Lighthouse include SportsWave's accounts receivable, prepaid expenses, property and equipment, net of accumulated depreciation, and other asset balances. Other assets consists primarily of intangible assets related to the Company's purchase of SportsWave, net of accumulated amortization, and long-term portion of prepaid expenses. Liabilities assumed transferred to Lighthouse include accounts payable, accrued expenses and the current and long-term portions of deferred revenue. SportsWave's cash balance as of June 30, 1998 is assumed to be utilized to repay a portion of the intercompany balance due the Company.

(3) To adjust shareholder's equity to reflect an estimated gain on the disposal of SportsWave of $932. The pro forma balance sheet presentation assumes the disposal of SportsWave occurred as of June 30, 1998. The assumed gain was estimated by comparing the sale proceeds, as identified in Note (1) above, less a liability to the former shareholders of SportsWave, as discussed in Note (4), to the Company's recorded investment in SportsWave. The recorded investment reflects the Company's original purchase at cost, adjustment for its equity basis ownership interest in SportsWave's results of operations from acquisition through June 30, 1998, plus the Company's intercompany receivable balance from SportsWave, net of SportsWave's June 30, 1998 cash which is assumed to be utilized to repay a portion of the intercompany balance. The Company had sufficient federal and state net operating loss carryforwards as of the actual date of disposal of SportsWave, September 30, 1998, to offset the estimated gain to be recorded on disposal. Consequently, no provision for income taxes is expected to be recorded in connection with the gain and therefore no provision for income taxes related to the gain on disposal has been reflected in the pro forma condensed consolidated financial statements.

(4) To record a liability for $600 to reflect the Company's settlement of any contingent liability owed the former shareholders of SportsWave related to the earn-out provisions of the original stock purchase agreement.



The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(1) To remove the revenue, cost of sales, selling, general & administrative expenses, interest income and income tax expenses applicable to the operations of SportsWave for the periods presented.

(2) To reflect an assumed gain on disposal of SportsWave of $713 as of the beginning of the income statement periods presented. The gain is reflected as if the disposal had occurred as of November 6, 1996, which was the Company's date of acquisition of SportsWave. The assumed gain was estimated by comparing the sale proceeds, less a liability to the former shareholders of SportsWave, as discussed in Note (4) to pro forma balance sheet, to the Company's recorded investment in SportsWave. The recorded investment reflects the Company's original purchase at cost, net of SportsWave's November 6, 1996 cash balance which is assumed to be retained by the Company. As discussed above in Note (3) to pro forma balance sheet, no provision for income taxes has been reflected for the gain on disposal because the Company has sufficient federal and state net operating loss carryforwards as of actual date of disposal to offset the estimated gain.

(3) To reflect interest income based on estimated money market rates for the assumed cash receipt of $2,944 at closing of disposal of SportsWave and $500 three months later, to reflect the three month maturity of the promissory note received from Lighthouse in connection with the sale of SportsWave. Assumed additional interest income is $23 and $184 for the years ended December 31, 1996 and 1997, respectively, and $94 for the six months ended June 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     ALLIN COMMUNICATIONS CORPORATION


Date: October 8, 1998      By:   /s/ Richard W. Talarico
                                 -----------------------
                                 Richard W. Talarico
                                 Chairman and Chief Executive Officer

                                 EXHIBIT INDEX


     2.1 Stock Purchase Agreement dated as of September 30, 1998 by and between Allin Communications Corporation and Lighthouse Holdings, Inc.

     4 Loan and Security Agreement dated as of October 1, 1998 by and between Allin Communications Corporation and S&T Bank, a Pennsylvania banking association

     10.1 Transition Services Agreement dated as of September 30, 1998 by and between Allin Communications Corporation and SportsWave, Inc.